Exhibit 3.1
EIGHTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
THREDUP INC.
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
ThredUp Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:
1.That the name of this corporation is ThredUp Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on January 7, 2009. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 11, 2010; a Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 25, 2010; a Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 28, 2011; a Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 10, 2012; a Fifth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 11, 2014; a Sixth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 27, 2015; and a Seventh Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 8, 2018.
2.This Eighth Amended and Restated Certificate of Incorporation (the “Restated Certificate”) was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends the provisions of the Corporation’s Seventh Amended and Restated Certificate of Incorporation.
3.The Restated Certificate reads in its entirety as follows:
FIRST: The name of this corporation is ThredUp Inc. (the “Corporation”).
SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.
FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 100,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 68,076,033 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.
A.COMMON STOCK
1.General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.
2.Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Restated Certificate) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.
B.PREFERRED STOCK
Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.
1.Designation. 1,051,540 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock.” 5,475,700 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A-1 Preferred Stock.” 7,511,886 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock.” 9,725,945 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock.” 11,072,579 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock.” 12,943,216 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series E Preferred Stock.” 5,768,518 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series E-1 Preferred Stock.” 14,526,649 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series F Preferred Stock.”
2.Dividends.
2.1.Holders of Preferred Stock, in preference to the holders of Common Stock, shall be entitled to receive, only when, as and if declared by the Corporation’s Board of Directors (the “Board”), but only out of funds that are legally available therefor, cash dividends at the rate of 8% of the applicable Original Issue Price (as defined in Subsection 3.1) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, reclassification, or other similar event affecting the Preferred Stock (each a “Recapitalization Event”)) per annum on each outstanding share of Preferred Stock. Such dividends shall be non-cumulative (the “Non-Cumulative Dividend”). The holders of the outstanding Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 2 upon the affirmative vote or written consent of the holders of at least a majority of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis).
2.2.So long as any shares of Preferred Stock are outstanding, the Corporation shall not pay or declare any dividend, whether in cash or property, or make any other distribution on the Common Stock, or purchase, redeem or otherwise acquire for value any shares of Common Stock until all dividends required to be paid pursuant to Subsection 2.1 on the Preferred Stock shall have been paid or declared and set apart, except for:
(a)acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares at cost (or the lesser of cost or fair market value) upon termination of services to the Company;
(b)acquisitions of Common Stock in exercise of the Corporation’s right of first refusal to repurchase such shares, which acquisitions are approved by the Board; or
(c)distributions to holders of Common Stock in accordance with Section 3.
2.3In the event dividends are paid on any share of Common Stock, the Corporation shall pay an additional dividend on all outstanding shares of Preferred Stock in a per share amount equal (on an as-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock.
2.4The provisions of Subsections 2.2 and 2.3 shall not apply to a dividend payable solely in Common Stock covered by Subsection 5.6.
3.Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.
3.1Preferential Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event (as defined in Subsection 3.3), the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of shares of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (x) the applicable Original Issue Price for such series of Preferred Stock, plus any dividends declared but unpaid thereon, or (y)  such amount per share as would have been payable had all shares of Preferred Stock that would, if so converted, receive a greater per share “liquidation, dissolution or winding up or Deemed Liquidation Event” payment been converted into Common Stock immediately prior to such liquidation, dissolution or winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Liquidation Amount”). Upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred

Stock the full amount to which they shall be entitled under this Subsection 3.1, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares under subclause (x) of the definition of Liquidation Amount were paid in full. The “Original Issue Price” shall mean (i) in the case of the Series A Preferred Stock, $0.233 per share (subject to appropriate adjustment in the event of any Recapitalization Event); (ii) in the case of the Series A-1 Preferred Stock, $0.269 per share (subject to appropriate adjustment in the event of any Recapitalization Event); (iii) in the case of the Series B Preferred Stock, $0.9252 per share (subject to appropriate adjustment in the event of any Recapitalization Event); (iv) in the case of the Series C Preferred Stock, $1.4945 per share (subject to appropriate adjustment in the event of any Recapitalization Event); (v) in the case of the Series D Preferred Stock, $2.2633 per share (subject to appropriate adjustment in the event of any Recapitalization Event); (vi) in the case of the Series E Preferred Stock and Series E-1 Preferred Stock, $6.2581 per share, and (vii) in the case of the Series F Preferred Stock, $6.8839 (subject to appropriate adjustment in the event of any Recapitalization Event).
3.2Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock as provided in Subsection 3.1, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.
3.3Deemed Liquidation Events.
3.3.1Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of outstanding shares of Preferred Stock representing (i) not less than the Preferred Stock Approval Amount (as defined in Subsection 4.3) (voting together as a single class and not as separate series and on an as-converted to Common Stock basis), (ii) at least 60% of the outstanding shares of Series D Preferred Stock (voting as a separate series) elect otherwise by written notice sent to the Corporation prior to the effective date of any such event, (iii) a majority of the outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock (voting together as if a single series) elect otherwise by written notice sent to the Corporation prior to the effective date of any such event, and (iv) a majority of the outstanding shares of Series F Preferred Stock (voting as a separate series) elect otherwise by written notice sent to the Corporation prior to the effective date of any such event:
(a)a merger, consolidation or other transaction in which
(i)the Corporation is a constituent party or
(ii)a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 3.3.1, all shares of Common Stock issuable upon exercise of Options (as defined in Subsection 5.4.1) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined in Subsection 5.4.1) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or
(b)the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.
3.3.2Effecting a Deemed Liquidation Event.
(a)The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 3.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 3.1 and 3.2.
(b)In the event of a Deemed Liquidation Event referred to in Subsection 3.3.1(a)(ii) or 3.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of outstanding shares of Preferred Stock representing not less than the Preferred Stock Approval Amount (voting together as single class and not as separate series and on an as-converted to Common Stock basis) so request in a written instrument (the “Redemption Request”) delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”) on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the applicable Liquidation Amount. On receipt of the Redemption Request, the Corporation shall apply all of its assets to such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds that it may redeem consistent with Delaware law governing distributions to stockholders, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds available therefor. Prior to the distribution or redemption provided for in this Subsection 3.3.2, the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.
3.3.3Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board.
3.4Effect of Non-compliance. In the event the requirements of this Section 3 are not materially complied with, this Corporation shall forthwith either (A) cause the closing of such Deemed Liquidation Event to be postponed until such time as the requirements of this Section 3 have been complied with or (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Subsection 3.5.
3.5Notice of Deemed Liquidation Event. This Corporation shall give each holder of record of Preferred Stock written notice of such impending Deemed Liquidation Event not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and this Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that subject to compliance with the General Corporation Law such periods may be shortened or waived upon the written consent of the holders of outstanding shares of

Preferred Stock representing not less than the Preferred Stock Approval Amount (voting together as a single class and not as separate series, and on an as-converted basis).
3.6Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to Subsection 3.3, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow, retained as holdback and/or is payable to the stockholders of the Corporation subject to contingencies (“Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow, not retained as holdback and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 3.1 and 3.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow, holdback or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 3.1 and 3.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 3.6, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.
4.Voting.
4.1General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Restated Certificate, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class on an as-converted basis.
4.2Election of Directors. So long as at least 1,000,000 shares of Series A-1 Preferred Stock (subject to appropriate adjustment in the event of a Recapitalization Event) are outstanding, the holders of record of the shares of Series A-1 Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation. So long as at least 1,500,000 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of a Recapitalization Event) are outstanding, the holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation. So long as at least 1,500,000 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of a Recapitalization Event) are outstanding, the holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation. So long as at least 2,750,000 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of a Recapitalization Event) are outstanding, the holders of record of the shares of Series D Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation. So long as at least 3,235,804 shares of Series E Preferred Stock (subject to appropriate adjustment in the event of a

Recapitalization Event) are outstanding, the holders of record of the shares of Series E Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation. The holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect two directors of the Corporation. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class on an as-converted basis, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 4.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 4.2.
4.3Protective Provisions
4.3.1Preferred Stock Protective Provisions. So long as at least 25% of the originally issued shares of Preferred Stock (subject to appropriate adjustment in the event of a Recapitalization Event) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of outstanding shares of Preferred Stock representing not less than the Preferred Stock Approval Amount, voting together as a single class and not as separate series and on an as-converted to Common Stock basis:
(a)amend, alter or repeal any provision of the Restated Certificate or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Preferred Stock (it being understood that mere issuance of senior or pari passu securities shall not trigger this provision);
(b)increase or decrease (other than by conversion) the authorized number of shares of Common Stock or Preferred Stock;
(c)create, or authorize the creation of, or issue or obligate itself to issue shares of, any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, any series of Preferred Stock including with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the payment of dividends and rights of redemption, other than the issuance of any authorized but unissued shares of Series F Preferred Stock designated in this Restated Certificate (including any security convertible into or exercisable for such shares of Preferred Stock);
(d)purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock covered by Subsection 5.6 and

(ii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;
(e)liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing; or
(f)create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary.
(g)increase or decrease the authorized number of directors constituting the Board of Directors.
For purposes of this Restated Certificate, the “Preferred Stock Approval Amount” shall mean a majority of the outstanding shares of Preferred Stock, voting together as a single class and not as separate series and on an as-converted to Common Stock basis.
4.3.2Series D Preferred Stock Protective Provision. So long as at least 2,750,000 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of a Recapitalization Event) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, amend, alter or repeal any provision of the Restated Certificate or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series D Preferred Stock in a different and disproportionate manner than any other series of Preferred Stock without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of at least 60% of the outstanding shares of Series D Preferred Stock voting as a separate series (it being understood that mere issuance of senior or pari passu securities shall not trigger this provision).
4.3.3Series E Preferred Stock and Series E-1 Preferred Stock Protective Provision. So long as at least 4,833,732 shares of Series E Preferred Stock and Series E-1 Preferred Stock, collectively (subject to appropriate adjustment in the event of a Recapitalization Event), are outstanding, the Corporation shall not (i) either directly or indirectly by amendment, merger, consolidation or otherwise, amend, alter or repeal any provision of the Restated Certificate or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series E Preferred Stock or Series E-1 Preferred Stock in a different and disproportionate manner than any other series of Preferred Stock (it being understood that mere issuance of senior or pari passu securities shall not trigger this provision), (ii) increase or decrease the authorized number of shares of Series E Preferred Stock or Series E-1 Preferred Stock, or (iii) purchase or redeem, or pay or declare any dividend or distribution on any capital stock of the Company (other than stock repurchased from former employees or service providers in connection with the cessation of their employment or service at the lower of the original purchase price or the then-current fair market value thereof or pursuant to the Corporation’s right of first refusal), without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock, voting together as if a single series.
4.3.4Series F Preferred Stock Protective Provision. So long as at least 3,631,662 shares of Series F Preferred Stock (subject to appropriate adjustment in the event of a Recapitalization Event) are outstanding, the Corporation shall not (i) either directly or indirectly by amendment, merger, consolidation or otherwise, amend, alter or repeal any provision of the Restated Certificate or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series F Preferred Stock in a different and disproportionate manner than any other series of Preferred Stock (it being understood that mere issuance of senior or pari passu securities shall not trigger this provision), (ii) increase or decrease the authorized number of shares of Series F Preferred Stock, or (iii) purchase or redeem, or pay or declare any dividend or distribution on any capital stock of the Company (other than stock repurchased from former employees or service providers in connection with the cessation of their employment or service at the lower of the original purchase price or the then-current fair market value thereof or pursuant to the Corporation’s right of first refusal), without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series F Preferred Stock, voting as a separate series.
5.Optional Conversion. The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
5.1Right to Convert.
5.1.1Conversion Ratio. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for such series of Preferred Stock by the applicable Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $0.233. The “Series A-1 Conversion Price” shall initially be equal to $0.269. The “Series B Conversion Price” shall initially be equal to $0.9252. The “Series C Conversion Price” shall initially be equal to $1.4945. The “Series D Conversion Price” shall initially be equal to $2.2633. The “Series E Conversion Price” and the “Series E-1 Conversion Price” shall initially be equal to $6.2581. The “Series F Conversion Price” shall initially be equal to $6.8839. The initial Conversion Price for each series of Preferred Stock and the rate at which shares Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.
5.2Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion(s).
5.3Mechanics of Conversion.
5.3.1Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 5.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.
5.3.2Reservation of Shares. The Corporation shall at all times when any Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Restated Certificate. Before taking any action which would cause an adjustment reducing the applicable Conversion Price of a particular series of Preferred Stock below the then par value of the shares of Common Stock issuable upon conversion of such series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.
5.3.3Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 5.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
5.3.4No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.
5.3.5Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.
5.4Adjustments to Conversion Price for Diluting Issues.
5.4.1Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:
(a)“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
(b)“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
(c)“Filing Date” shall mean the effective date of the filing of this Restated Certificate with the office of the Secretary of State of the State of Delaware.

(d)“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 5.4.3, deemed to be issued) by the Corporation after the Filing Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):
(i)with regards to the Preferred Stock, shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on the Preferred Stock;
(ii)shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 5.5, 5.6, 5.7 or 5.8;
(iii)shares of Common Stock issued or deemed issued to officers, directors or employees of, or consultants to, the Corporation or its subsidiaries pursuant to any stock purchase or option plan or other employee or director stock incentive or compensation program or any other plan or arrangement approved by the Board whether issued before or after the Filing Date;
(iv)shares of Common Stock or Convertible Securities actually issued upon the exercise of Options outstanding as of the Filing Date or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities outstanding as of the Filing Date in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;
(v)shares of Common Stock, Options or Convertible Securities issued pursuant to any equipment leasing financing or bank credit arrangement, which arrangement is approved by the Board and is primarily for non-equity financing purposes;
(vi)shares of Common Stock, Options or Convertible Securities issued pursuant to a bona fide acquisition of another corporation (whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise) provided that such transaction is approved by the Board;
(vii)shares of Common Stock issued or deemed issued pursuant to an effective registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended in an aggregate and per share amount sufficient to constitute a QPO (as defined below); or
(viii)shares of Common Stock, Options or Convertible Securities issued in connection with a strategic partnership or similar transaction involving the Corporation and other entities not primarily for financing purposes, including (A) manufacturing, marketing or distribution arrangements and (B) technology transfer or development arrangements, provided that such transaction and the issuance of shares of Common Stock, Options or Convertible Securities in connection therewith are approved by the Board.
5.4.2No Adjustment of Conversion Prices. No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of outstanding shares of Preferred Stock representing not less than the Preferred Stock Approval Amount (voting together as a single class and not as separate series and on an as-converted to Common Stock basis) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock (the “Anti-Dilution Waiver”). Notwithstanding the foregoing, (i) for the issuance or deemed issuance of Additional Shares of Common Stock at a purchase price below the Series D Conversion Price, any Anti-Dilution Waiver must also receive the affirmative vote or written consent (the “Special Series D Preferred Stock Vote”) of the holders of outstanding shares of Series D Preferred Stock representing not less than a majority of the Series D Preferred Stock then outstanding, (ii) for the issuance or deemed issuance of Additional Shares of Common Stock at a purchase price below the Series E-1 Conversion Price, any Anti-Dilution Waiver must also receive the affirmative vote or written consent (the “Special Series E/E-1 Preferred Stock Vote”) of the holders of outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock (voting together as if a single series) representing not less than a majority of the Series E Preferred Stock and Series E-1 Preferred Stock then outstanding, and (iii) for the issuance or deemed issuance of Additional Shares of Common Stock at a purchase price below the Series F Conversion Price, any Anti-Dilution Waiver must also receive the affirmative vote or written consent (the “Special Series F Preferred Stock Vote”) of the holders of outstanding shares of Series F Preferred Stock representing not less than a majority of the Series F Preferred Stock then outstanding. Any amendment to this provision affecting the Special Series D Preferred Stock Vote requires the approval of the affirmative vote of the holders of outstanding shares of Series D Preferred Stock representing not less than a majority of the Series D Preferred Stock then outstanding, any amendment to this provision affecting the Special Series E/E-1 Preferred Stock Vote requires the approval of the affirmative vote of the holders of outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock (voting together as if a single series) representing not less than a majority of the Series E Preferred Stock and Series E-1 Preferred Stock then outstanding, and any amendment to this provision affecting the Special Series F Preferred Stock Vote requires the approval of the affirmative vote of the holders of outstanding shares of Series F Preferred Stock representing not less than a majority of the Series F Preferred Stock then outstanding..
5.4.3Deemed Issue of Additional Shares of Common Stock.
(a)If the Corporation, at any time or from time to time after the Filing Date, shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or

Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
(b)If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price of a particular series of Preferred Stock pursuant to the terms of Subsection 5.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security resulting from an event for which an adjustment is also made to the applicable Conversion Prices hereunder) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Subsection 5.4.3(b) shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.
(c)If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to a Conversion Price pursuant to the terms of Subsection 5.4.4 (either because the consideration per share (determined pursuant to Subsection 5.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the applicable Conversion Prices then in effect, or because such Option or Convertible Security was issued before the Filing Date), are revised after the Filing Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security resulting from an event for which an adjustment is also made to the applicable Conversion Prices hereunder) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 5.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
(d)Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to a Conversion Price pursuant to the terms of Subsection 5.4.4, the effected Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.
(e)If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to a particular Conversion Price provided for in this Subsection 5.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 5.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Preferred Stock Conversion Prices that would result under the terms of this Subsection 5.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to a Conversion Price that such issuance or amendment took place at the time such calculation can first be made.
5.4.4Adjustment of Conversion Prices Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Filing Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5.4.3), without consideration or for a consideration per share less than the applicable Conversion Price of a series of Preferred Stock in effect immediately prior to such issue, then such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:
CP2 = CP1* (A + B) ÷ (A + C).
For purposes of the foregoing formula, the following definitions shall apply:
(a)“CP2” shall mean the applicable Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(b)“CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;
(c)“A” shall mean the number of shares of Common Stock deemed to be outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);
(d)“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and
(e)“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.
5.4.5Determination of Consideration. For purposes of this Subsection 5.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:
(a)Cash and Property: Such consideration shall:
(i)insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;
(ii)insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and
(iii)in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.
(b)Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 5.4.3, relating to Options and Convertible Securities, shall be determined by dividing
(i)the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
(ii)the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.
5.4.6Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to one or more Conversion Prices pursuant to the terms of Subsection 5.4.4, then, upon the final such issuance, the effected Conversion Prices shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).
5.5Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Filing Date effect a subdivision of the outstanding Common Stock, the Conversion Price of each respective series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Filing Date combine the outstanding shares of Common Stock, the Conversion Price of each respective series of Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Subsection 5.5 shall become effective at the close of business on the date the subdivision or combination becomes effective.
5.6Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Filing Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price of each respective series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:
(1)the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2)the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price of each series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter each such Conversion Price shall be adjusted pursuant to this Subsection 5.6 as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of the applicable series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.
5.7Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Filing Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of the applicable series of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.
5.8Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the applicable series of Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 5.4, 5.6 or 5.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of the applicable series of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 5 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the applicable Conversion Prices) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of shares of such applicable series of Preferred Stock.
5.9Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this Section 5, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the affected series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the applicable Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such series of Preferred Stock.
5.10Notice of Record Date. In the event:
(a)the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
(b)of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or
(c)of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to such series of Preferred Stock Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.
6.Redemption. The Preferred Stock is not redeemable at the option of the holder thereof.
7.Mandatory Conversion.
7.1Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $12.5162 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, having an aggregate offering price to the public of not less than $50 million (a “QPO”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of (i) the holders of outstanding shares of Preferred Stock representing not less than the Preferred Stock Approval Amount, voting together as a single class and not as separate series and on an as-converted to Common Stock basis, (ii) the holders of at least 60% of the outstanding shares of Series D Preferred Stock, voting as a separate series (iii) the holders of a majority of the outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock, voting together as if a single series, and (iv) the holders of a majority of the outstanding shares of Series F Preferred Stock, voting as a separate series (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate.
7.2Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 7. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 7, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 7.2. As soon as practicable after the

Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 5.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
8.Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries or converted to Common Stock shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following any such redemption, acquisition or conversion.
9.Waiver. Other than as expressly set forth herein (including without limitation Subsection 3.3.1, Subsection 4.3.2, Subsection 4.3.3, Subsection 5.4.2 and Subsection 7.1), any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock, either prospectively or retrospectively, by the affirmative written consent or vote of the holders of outstanding shares of Preferred Stock representing not less than the Preferred Stock Approval Amount, voting together as a single class and not as separate series and on an as-converted to Common Stock basis.
10.Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.
FIFTH: Subject to any additional vote required by the Restated Certificate or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
SIXTH: Subject to any additional vote required by the Restated Certificate, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.
SEVENTH: Elections of directors need not be by written ballot unless, and only to the extent, otherwise provided in the Bylaws of the Corporation.
EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.
NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.
Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
TENTH:
The following indemnification provisions shall apply to the persons enumerated below.
1.Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnified Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.
2.Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

3.Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
4.Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney's fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.
5.Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney's fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.
6.Non-Exclusivity of Rights. The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.
7.Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.
8.Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation's expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.
9.Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person's heirs, executors and administrators.
ELEVENTH: This Corporation renounces any interest or expectancy of this Corporation in, or in being offered an opportunity to participate in, an Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of this corporation who is not an employee of this corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of this corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of this corporation.
*     *     *

IN WITNESS WHEREOF, this Eighth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 17th day of June, 2019.

By:	/s/ James G. Reinhart
James G. Reinhart, President

CERTIFICATE OF AMENDMENT
TO
EIGHTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
THREDUP INC.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)
ThredUp Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), does hereby certify:
1.Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment to Eighth Amended and Restated Certificate of Incorporation (the “Restated Certificate”) amends the provisions of the Restated Certificate of Incorporation of the Corporation.
2.Part B, Section 4.2 of the Fourth Article of the Restated Certificate is hereby amended in its entirety as follows:
“Election of Directors. So long as at least 1,000,000 shares of Series A-1 Preferred Stock (subject to appropriate adjustment in the event of a Recapitalization Event) are outstanding, the holders of record of the shares of Series A-1 Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation. So long as at least 1,500,000 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of a Recapitalization Event) are outstanding, the holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation. So long as at least 1,500,000 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of a Recapitalization Event) are outstanding, the holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation. So long as at least 2,750,000 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of a Recapitalization Event) are outstanding, the holders of record of the shares of Series D Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation. The holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect two directors of the Corporation. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class on an as-converted basis, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 4.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 4.2.”
3.That the foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the Delaware General Corporation Law.
4.That said amendment was duly adopted by the Corporation’s Board of Directors in accordance with Section 242 of the Delaware General Corporation Law.
*     *     *
2

IN WITNESS WHEREOF, this Certificate of Amendment to Eighth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 7th day of November, 2019.

THREDUP INC.

By:	/s/ James G. Reinhart
James G. Reinhart, CEO
3

CERTIFICATE OF AMENDMENT
TO
EIGHTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
THREDUP INC.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)
ThredUp Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), does hereby certify:
1.Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment to Eighth Amended and Restated Certificate of Incorporation (the “Restated Certificate”), amends the provisions of the Restated Certificate of Incorporation of the Corporation.
2.The first paragraph of the Fourth Article of the Restated Certificate is hereby amended in its entirety as follows:
“The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 100,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 68,107,991 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”
3.Section 1 of Part B of the Fourth Article of the Restated Certificate is hereby amended in its entirety as follows:
“Designation. 1,051,540 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock.” 5,475,700 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A-1 Preferred Stock.” 7,511,886 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock.” 9,725,945 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock.” 11,072,579 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock.” 12,943,216 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series E Preferred Stock.” 5,800,476 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series E-1 Preferred Stock.” 14,526,649 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series F Preferred Stock.”
4.That the foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the Delaware General Corporation Law.

5.That said amendment was duly adopted by the Corporation’s Board of Directors in accordance with Section 242 of the Delaware General Corporation Law.
*     *      *
5

IN WITNESS WHEREOF, this Certificate of Amendment to Eighth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 14th day of August, 2020.

THREDUP INC.

By:	/s/ James G. Reinhart
James G. Reinhart, CEO

CERTIFICATE OF AMENDMENT
TO
EIGHTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
THREDUP INC.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)
ThredUp Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), does hereby certify:
1.Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment to Eighth Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), amends the provisions of the Restated Certificate of Incorporation of the Corporation.
2.The first paragraph of the Fourth Article of the Restated Certificate is hereby amended in its entirety as follows:
“The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 110,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 68,139,958 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”
3.Section 1 of Part B of the Fourth Article of the Restated Certificate is hereby amended in its entirety as follows:
“Designation. 1,051,540 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock.” 5,475,700 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A-1 Preferred Stock.” 7,511,886 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock.” 9,725,945 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock.” 11,072,579 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock.” 12,943,216 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series E Preferred Stock.” 5,832,443 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series E-1 Preferred Stock.” 14,526,649 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series F Preferred Stock.”
4.That the foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the Delaware General Corporation Law.

5.That said amendment was duly adopted by the Corporation’s Board of Directors in accordance with Section 242 of the Delaware General Corporation Law.
*     *     *
8

IN WITNESS WHEREOF, this Certificate of Amendment to Eighth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 26th day of August, 2020.

THREDUP INC.

By:	/s/ James G. Reinhart
James G. Reinhart, CEO